Exhibit 107

Calculation of Filing Fee Tables

Form S-1 (Form Type)

Tivic Health Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid
Fees Previously Paid	Equity	Common Stock, $0.0001 par value per share(2)(3)	Rule 457(o)			$13,800,000	$0.00011020	$1,520.76
	Equity	Representative’s Warrants(4)	Rule 457(g)			—	$0.00011020	—
	Equity	Common Stock Underlying Representative’s Warrants(5)	Rule 457(g)			$862,500	$0.00011020	$95.05
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$14,662,500	$0.00011020	$1,615.81
	Total Fees Previously Paid							$7,025.25
	Total Fees Offsets							—
	Net Fee Due							(6)

(1)	Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(2)

Pursuant to Rule 416 under the Securities Act, the shares registered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, distributions, recapitalizations or other similar transactions.

(3)	Includes the offering price of shares of common stock that the representative of the underwriter has the option to purchase to cover over- allotments, if any.
(4)	No fee required pursuant to Rule 457(g) under the Securities Act.
(5)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The representative’s warrants are exercisable at a per share exercise price equal to 125% of the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the representative’s warrants is $862,500, which is equal to 125% of $690,000 (which is 5% of $13,800,000).

(6)

A registration fee of $7,025 has previously been paid in connection with the initial filing of the Registration Statement, filed with the Securities and Exchange Commission on October 26, 2022. Accordingly, no registration fee is being paid with this Amendment No. 1 to the Registration Statement.